Ex-99.j

CONSENT OF ERNST & YOUNG LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 55 to File No. 002-57791; Amendment No. 55 to File No. 811-02715) of Delaware Group State Tax-Free Income Trust, of our report dated April 16, 2009, included in the 2009 Annual Report to shareholders.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
June 25, 2009